STOCK OPTION AWARD AGREEMENT
                          ----------------------------


         THIS STOCK OPTION AWARD AGREEMENT is entered into as of this 1 day of June 2000, by and between Asia Web Holdings, Inc., a corporation duly organized under the laws of Delaware ("the Corporation"), and Michael Schaffer.

                   WHEREAS, Michael Schaffer (the "Optionee") is the Chief Executive Officer of the Corporation; and

                   WHEREAS, the execution of this Stock Option Award Agreement has been duly authorized by a resolution of the Board of Directors of the Corporation adopted on the 7th day of June, 2000.

                   NOW, THEREFORE, in consideration of your employment with the Corporation and the compensation to be paid to you in connection therewith and for other good and valuable consideration, you and the Corporation hereby agree as follows:

         1. The Corporation hereby grants to the Optionee a nonqualified stock option to purchase three hundred thousand (300,000) shares of the Corporation's Common Stock, $0.001 par value per share ("Common Stock"), at the exercise price of two dollars and fifty cents ($2.50) per share (the "Option").

         2 . This Option (until terminated as hereafter provided) shall become vested and exercisable to the extent of one hundred fifty thousand (150,000) shares of Common Stock as of the ___ day of June, 2000 and to the extent of the remaining one hundred fifty thousand (150,000) shares of Common Stock as of the one year anniversary of this Agreement. To the extent vested and exercisable, the Option shall be exercisable in whole or in part from time to time as hereinafter set forth.

         Notwithstanding the foregoing, to the extent necessary for the grant of this option, its exercise or the sale of the Common Stock acquired hereunder to be exempt from Section 16(b) of the Exchange Act, (i) except in the case of death or Disability, the Optionee shall not be entitled to exercise the option granted hereby if granted within six months prior to the occurrence of a Change in Control until the expiration of the six-month period following the Date of Grant of this option, or (ii) at least six months shall elapse from the Date of Grant of this Option to the date of disposition of the shares of Common Stock acquired upon exercise of this option.

         3. The Option price shall be payable (a) in cash or by check acceptable to the Corporation, (b) by transfer to the Corporation of shares of Common Stock which have been owned by the Optionee for more than six months prior to the date of exercise and which have a fair market value on the date of exercise equal to the Option exercise price, or (c) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee

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shall have made arrangements satisfactory to the Corporation with a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the option exercise price and pursuant to which the broker undertakes to deliver the full option exercise price to the Corporation not later than the date on which the sale transaction will settle in the ordinary course of business.

         4. The Corporation agrees to cause to be issued certificates for any shares purchased hereunder to the Optionee upon payment of the exercise price in full, subject to the terms and conditions hereinafter set forth.

         5. The Optionee represents that all shares of Common Stock acquired pursuant to the exercise of the Option will be acquired for investment purposes only and not for distribution or resale, except in accordance with the requirements of the Securities Act of 1933, as amended, or any other applicable law, rule or regulation promulgated pursuant thereto.

         6. This Option shall terminate on the earliest to occur of the following dates:

            (a) Six (6) months following the effective date of the Optionee's Termination of Service, if such Termination of Service results other than from Optionee's death or Disability;

            (b) One year following the effective date of the Optionee's Termination of Service, if such Termination of Service results from Optionee's death or Disability; or

            (c) Ten years from the date of this Agreement.

         For purposes of this section, "Termination of Service" means the time at which the Optionee ceases to serve as an employee of the Corporation for any reason, with or without cause, which includes termination by resignation, removal, or retirement. "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 2 months. An employee shall not be considered to be subject to a Disability until he furnishes a certification from a practicing physician in good standing to the effect that such employee meets the criteria described in this definition.

         7. The Corporation shall make or provide for such adjustments in the number of Common Shares covered by the Option and the Option exercise price per Common Share, as the Corporation may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of the Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Corporation may provide in substitution for all or any portion of the Option such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the Option so replaced.

         8. The Option may not be transferred by the Optionee other than by will or the laws of descent and distribution. The Option may not be exercised during the Optionee's lifetime except by the Optionee or, in the event of the Optionee 's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Optionee under state law and court supervision. The Corporation may in its discretion permit other transfers, to the extent consistent with Rule 16b-3; where it concludes that such transferability is appropriate or desirable.

         9. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by the Optionee and the compensation otherwise payable to the Optionee by the Corporation is insufficient to satisfy the withholding, it shall be a condition to the receipt of any shares of Common Stock pursuant to the exercise of the Option that the Optionee make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld.

         10. The interpretation and construction of this Agreement by the Corporation shall be final and conclusive.

         11. This Agreement shall not confer upon the Optionee any right with respect to continuance of employment or other service with the Corporation or subsidiary and shall not interfere in any way with any right that the Corporation or subsidiary would otherwise have to terminate the Optionee's employment or other service at any time.



Executed as of the 1 day of June 2000


                             Asia Web Holdings, Inc.


                             By:  /S/ Lawrence Schaffer
                                ----------------------------------------
                                  Lawrence Schaffer, President


                             ACCEPTED AND AGREED:

                             By:  /S/ Michael Schaffer
                                ----------------------------------------
                                      Michael Schaffer